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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of TechTarget, Inc. of our report dated October 1, 2004 relating to the financial statements of Bitpipe, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts February 5, 2007

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CONSENT OF INDEPENDENT ACCOUNTANTS